                                                               EXHIBIT 10.24


                                   AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                              FINANCING AGREEMENT
                            dated as of May 28, 1993


        THIS AMENDMENT dated as of December 29, 1995 is made by and among THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CITBC"), NATIONAL CANADA FINANCE CORP., a subsidiary of National Bank of Canada ("NCFC"), NATIONAL BANK OF CANADA, a Canadian chartered bank ("NBC", and together with CITBC, the "Lenders"), CITBC, in its capacity as the agent for the Lenders ("Agent"), and BUILDERS TRANSPORT, INC., a Georgia corporation ("Company").

                             Preliminary Statement

        The Company, the Agent, NBC, as assignee of NCFC, and CITBC are parties to that certain Amended and Restated Financing Agreement, dated as of May 28, 1993, as amended to date (the "Financing Agreement"). Terms defined in the Financing Agreement and not otherwise defined herein are used herein as therein defined.

        The Company, the Agent and the Lenders have agreed to amend certain provisions of the financing agreement to reflect the assignment by CITBC to NCFC, pursuant to an Assignment and Acceptance dated October 12, 1995, of a portion of CITBC's right, title and interest as a Lender under the Financing Agreement, to reflect the assignment by NCFC to NBC pursuant to Assignment and Acceptance dated December 29, 1995, of all of NCFC's right, title and interest as a "Lender" under the Financing Agreement, to provide for an additional term loan advance to be made by the Lenders to the Company and to make certain other changes to the Financing Agreement as set forth in this Amendment.

        NOW, THEREFORE, in consideration of the Financing Agreement, the advances and other financial accommodations made thereunder, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        Section 1. Amendments to Financing Agreement. The Financing Agreement is hereby amended, subject to the provisions of Section 2 hereof, effective as of the date hereof, by

        (a) amending Section 1 Definitions by amending clause (h) of the definition "Permitted Encumbrances" in its entirety to read as follows:

        (h) capital lease obligations for motor vehicles not to exceed $155,000,000 in the aggregate at any time outstanding.

        (b) amending Section 1 Definitions by amending the definition "Promissory Notes" in its entirety to read as follows:

        Promissory Notes shall mean the notes and all replacements, substitutions, consolidations and restatements thereof, in substantially the forms of Exhibit A, Exhibit B, and Exhibit C attached hereto, delivered by the Company to the Agent, on behalf of the Lenders, to evidence Term Loan I, Term Loan II and the Revolving Loans, respectively, as amended hereby, pursuant to, and repayable in accordance with, the provisions of
    Section 4 of this Amended and Restated Financing Agreement as to the Term Loans and Section 3 of this Amended and Restated Financing Agreement as to the Revolving Loans.

        (c) amending Section 1 Definitions by amending the definition "Revolving Credit Commitment" in its entirety to read as follows:

        Revolving Credit Commitment shall mean, as to any Lender, the obligation of such Lender, in accordance with the provisions hereof, to (a) make Revolving Loans, and (b) participate in any draws under the Letter of Credit Guaranty issued on behalf of the Company hereunder or conversion of any such draws into Term Loan II hereunder, in an aggregate principal and/or face amount at any one time outstanding not to exceed such Lender's pro rata share thereof, based from and after October 12, 1995 on the percentage set forth below of the aggregate amount of such loan and advances, as follows:

        a) CITBC     55%
        b) NBC       45%

    as such percentages may be modified by subsequent assignments made in accordance with the provisions of this Amended and Restated Financing Agreement.

        (d) amending Section 1 Definitions by amending the definition "Term Loan I" in its entirety to read as follows:

        Term Loan I shall mean the term loan in the original aggregate principal amount of $16,000,000.00 made by the Original Lenders pursuant to, and repayable in accordance with, the Original Financing Agreement and, subsequent to the Effective Date, repayable pursuant to the provisions of Section 4 of this Amended and Restated Financing Agreement, the outstanding balance of which is $5,000,000 as of the 1995 Amendment Effective Date after giving effect to the 1995 Term Loan to be made on the 1995 Amendment Effective Date in the original principal amount of $4,000,000, such Term Loan I principal amount being evidenced by Amended, Restated and Consolidated Term Loan Notes substantially in the form of Exhibit A to this Amended and Restated Financing Agreement, payable to each Lender.

        (e) amending Section 1 Definitions by amending the definition "Term Loan Commitment" in its entirety to read as follows:

        Term Loan Commitment shall mean as to:

        a)   CITBC - 55% of the aggregate outstanding amount of all Term Loans;
             and

        b)   NBC - 45% of the aggregate outstanding amount of all Term Loans;

        as such percentages may be modified by subsequent assignments made in accordance with the provisions of this Amended and Restated Financing Agreement.

        (f) amending Section 1 Definitions by adding the following new definitions thereto in appropriate alphabetical order:

        NBC shall mean National Bank of Canada, a Canadian chartered bank, successor-by-assignment to National Canada Finance Corp.'s interest hereunder, acting through its New York Branch at 125 West 55th Street, New York, New York 10019.

        1995 Amendment Effective Date shall mean the date on which the Amendment dated as of December 29, 1995 to this Amended and Restated Financing Agreement becomes effective in accordance with the applicable provisions of Section 2 of such Amendment.

        1995 Term Loan shall mean the term loan advance in an aggregate principal amount not to exceed $4,000,000, to the extent made in accordance with the provisions of

        Section 4 of this Amended and Restated Financing Agreement.

        (g) amending Section 4 Term Loans by amending paragraphs 1, 2 and 3 thereof in their entirety to read as follows:

        TERM LOAN I

        1. On the 1995 Amendment Effective Date, the Lenders will advance their ratable shares of the 1995 Term Loan, as part of Term Loan I, in exchange for Promissory Notes of the Company dated the 1995 Amendment Effective Date in the aggregate original principal amount of $5,000,000.00.

        2. The Company hereby agrees to execute and deliver to the Agent said Promissory Notes in the form of Exhibit A attached hereto, one each of said Promissory Notes payable to each Lender, to evidence Term Loan I in the aggregate principal amount thereof.

        3. The principal amount of Term Loan I shall be repaid to the Agent, for the benefit of the Lenders, by the Company in installments of (a) $1,000,000 on December 31, 1995 and (b) $500,000 on the last day of each March, June, September and December beginning March 31, 1996, provided that the entire remaining principal balance thereof shall be due and payable in full on December 31, 1997. No repayment of Term Loan I may be reborrowed. The proceeds of the 1995 Term Loan shall be used solely to repay principal of and accrued and unpaid interest on outstanding Revolving Loans.

        (h) amending Section 7 Representations. Warranties and Covenants by amending paragraph 9 thereof in its entirety to read as follows:

             9. The Company shall maintain at the end of each fiscal quarter, a Net Worth of not less than:



             FISCAL PERIOD                          AMOUNT
             -------------                          ------
             For the fiscal quarter               $45,250,000
             ending December 31, 1995

             For the fiscal quarter               $44,750,000
             ending March 31, 1996

             For the fiscal quarters              $45,000,000
             ending June 30, 1996 and
             September 30, 1996



             For each fiscal quarter              $45,250,000
             ending on or after
             December 31, 1996

        (i) amending Section 7 Representations, Warranties and Covenants by amending paragraph 11(b) thereof in its entirety to read as follows:

             (b) Contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any fiscal year in an aggregate amount in excess of:

                    (i) $85,000,000 for the fiscal year ending December 31, 1995;

                    (ii) $30,000,000 for the fiscal year ending December 31,
             1996 and each fiscal year thereafter;

        provided that the amounts set forth above may increase from any one fiscal year to the next succeeding fiscal year by an amount equal to the difference, if any, between (x) the applicable cap for the Capital Expenditures for the preceding fiscal year minus (y) the Company's actual Capital Expenditures for such preceding fiscal year (as shown on the Company's audited financial statements for such year).

        (j) amending Section 7 Representations, Warranties and Covenants, by amending paragraph 13 thereof in its entirety to read as follows:

        13. The Company shall maintain at the end of each fiscal quarter, an Interest Coverage Ratio of at least:



             FISCAL PERIOD                                  RATIO
             -------------                                  -----
             For the fiscal quarter                       1.00 to 1
             ending December 31, 1995

             For the fiscal quarter                       0.90 to 1
             ending March 31, 1996

             For the fiscal quarter                       0.75 to 1
             ending June 30, 1996

             For the fiscal quarter                       0.85 to 1
             ending September 30,
             1996



             For each fiscal quarter                      1.00 to 1
             ending on or after December
             31, 1996


        (k) amending Section 7 Representations. Warranties and Covenants, by amending paragraph 14 thereof in its entirety to read as follows:

        14. The Company shall maintain at the end of each fiscal quarter, a Leverage Ratio of not more than:



            FISCAL PERIOD                              RATIO
            -------------                              -----
            For the fiscal quarters                  5.45 to 1
            ending December 31, 1995
            and March 31, 1956

            For the fiscal quarter                   5.50 to 1
            ending June 30, 1996

            For the fiscal quarter                   5.35 to 1
            ending September 30,
            1996

            For each fiscal quarter                  5.15 to 1
            ending on or after
            December 31, 1996


        (1) amending Section 7 Representations. Warranties and Covenants, by adding the following immediately after paragraph 22:

                23. The Company shall deliver to the Agent, on or before December 30, 1995, (i) copies of duly executed mortgage or deed of trust modifications with respect to the Real Estate (other than parcels located in White Pine, Tennessee and Medicine Lodge, Kansas) reflecting the advance to the Company of the 1995 Term Loan, in form for recording and otherwise in form and substance satisfactory to the Agent and (ii) fully paid endorsements to the existing mortgagee title insurance policies reflecting the modifications, or binding commitments to issue the same, issued by a title insurance company satisfactory to the Agent and in form and substance satisfactory to the Agent, as to the Real Estate identified by the Agent to the Company. The Company shall pay all transfer, recording and other fees and taxes relating to the preparation and recordation of the modifications.

        (m) amending the Financing Agreement by adding thereto a new Section 15 Cross-Border Provisions to read in its entirety as follows:

SECTION 15. CROSS-BORDER PROVISIONS:

           1. Prior to the date hereof, each Lender which is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Agent (i) a letter in duplicate and two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Amended and Restated Financing Agreement without deduction or withholding of any United States Federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each such Lender which delivers a copy of a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Agent, and such extensions or renewals thereof as may reasonably be requested by the Agent, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Amended and Restated Financing Agreement without deduction or withholding of any United States Federal income taxes, unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Agent that it is not capable of receiving payments without any deduction or withholding of United States Federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, in which case, all payments by Borrower hereunder and under any Note shall be increased by the amount necessary to pay to the Lender, net of any such withholding tax(es) the amount of each payment provided for hereunder.

        (n) further amending the Financing Agreement by substituting for Exhibits A.1.1 and A.1.2 thereto, Exhibit A in the form attached hereto as Annex 1.

        Section 2. Effectiveness of Amendment. This Amendment shall become effective as of the date hereof upon receipt by the Agent of the following, each in form and substance satisfactory to the Agent and the Lenders:

             (a) at least five copies of this Amendment, each duly executed and delivered by the Company and each Lender;

             (b) an Officer's Certificate executed by an authorized officer of the Company to the effect that after giving effect to this Amendment (i) all representations and warranties of the Company set forth in the Financing Agreement and in any other document, instrument or agreement entered into in connection with the Financing Agreement (together with the Financing Agreement, the "Loan Documents") are true and correct in all material respects on and as of the 1995 Amendment Effective Date, after giving effect to the 1995 Term Loan and application of the proceeds thereof, and (ii) the Company is in compliance with all of the terms and provisions set forth in the Financing Agreement and the other Loan Documents;

             (c) a legal opinion of Nelson, Mullins, Riley & Scarborough, counsel for the Company, as to such matters in connection with the transactions contemplated by this Amendment as may reasonably be requested by the Agent or any Lender;

             (d) confirmations duly executed and delivered by the Guarantors of their Guaranties and the Pledge Agreements in the form attached to this Amendment;

             (e) the amendment fee in an amount equal to $15,000, which fee is fully-earned by the Agent and the Lenders when paid and shall not be subject to refund or rebate;

             (f) notes duly executed by the Company, payable to the order of each Lender, in the form of Annex 1 hereto, properly completed (the "1995 Notes"); and

             (g) such other documents, instruments and certificates as the Agent or any Lender may reasonably request in connection with the transactions contemplated by this Amendment.

        Section 3. Representations and Warranties. The Company hereby represents and warrants to each Lender and the Agent as follows:

             (a) Organization: Power; Qualification. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the failure to be so qualified would have a materially adverse effect on the business, assets or financial condition of the Company.

             (b) Authorization of Amendment. The Company has the right and power, and has taken all necessary action to authorize, execute and deliver this Amendment and the 1995 Notes and to perform the Financing Agreement, as amended by this Amendment, and the 1995 Notes in accordance with their respective terms. This Amendment and the 1995 Notes have been duly executed and delivered by duly authorized officers of the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

             (c) Compliance of Financing Agreement and Amendment with Laws, etc. The execution, delivery and performance of the Financing Agreement as amended by this Amendment and the 1995 Notes, each in accordance with its terms, does not and will not, by the passage of time, the giving of notice or otherwise:

                 (i) require any government approval, consent, license or registration or violate any law, rule, regulation or order applicable to the Company or the Company's properties or assets;

                (ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation or by-laws of the Company, the Indentures, the Subordination Agreement, any indenture, agreement or other instrument to which the Company or any subsidiary of the Company is a party or by which the Company or any subsidiary of the Company or any property or assets of the Company or any subsidiary of the Company may be bound or any governmental approval, consent, license or registration applicable to the Company or any subsidiary of the Company; or

               (iii) result in or require the creation or imposition of any lien, security interest, charge or encumbrance upon or with respect to any property or assets now owned or hereafter acquired by the Company or any subsidiary of the Company, other than the security interest granted to the Agent, for its benefit and the benefit of the Lenders.

             (d) Adverse Change. Since September 30, 1995,

                 (i) no material adverse change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Company and its subsidiaries taken as a whole has occurred, and

                 (ii) no event has occurred or failed to occur which has had, or may have, a materially adverse effect on the Company and its subsidiaries taken as a whole.

        Section 4. Confirmation by Lenders. The Lenders confirm their consent to the Company entering into that certain Lease Agreement dated as of October 11, 1995 between Two Trees, a New York general partnership affiliated with the Company, as lessor, and the Company, as lessee, in respect of the Company's headquarters facility in Camden, South Carolina.

        Section 5. Assignment by NCFC. The Agent, CITBC and the Company hereby acknowledge notice of, and consent to, the assignment by NCFC of all of its right, title and interest in and to the Financing Agreement, any Notes held by it, and any and all rights and obligations as "Lender" under the Financing Agreement, to its affiliate, NBC. In accordance with the terms of Section 14 paragraph (5) of the Financing Agreement, NBC hereby agrees to be bound by the terms of the Financing Agreement as if it were an original signer thereof as a "Lender."

        Section 6. Effect of Amendment. From and after the effectiveness of this Amendment, all references in the Financing Agreement and in the Loan Documents to "the Amended and Restated Financing Agreement," "the Financing Agreement," "hereunder," "hereof" and words of like import referring to the Financing Agreement, shall mean and be references to the Financing Agreement as amended by this Amendment. Except as expressly amended hereby, the Financing Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

        Section 7. Counterpart Execution: Governinq Law.

             (a) Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

             (b) Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia, without giving effect to principles of conflicts of laws.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[CORPORATE SEAL]                        BUILDERS TRANSPORT, INC.,
                                        a Georgia corporation, as the
ATTEST:                                   Company
J. Ray Hardy
---------------------------
[Assistant] Secretary                   By: /s/ T. Michael Guthrie
                                            ------------------------------
                                        Title:  Treasurer
                                               ---------------------------


                                        THE CIT GROUP/BUSINESS
                                          CREDIT, INC., a New York
                                          corporation, as Agent and as
                                          a Lender


                                        By: /s/ Neil Mulford
                                            ------------------------------
                                        Title: Assistant Vice President
                                               ---------------------------


                                        NATIONAL BANK OF CANADA,
                                          a Canadian chartered bank,
                                          successor in interest to
                                          National Canada Finance
                                          Corp.


                                        By: /s/ Alex M. Council IV
                                            ------------------------------
                                        Title: Vice President
                                               ---------------------------


                                        NATIONAL CANADA FINANCE CORP.,
                                          a subsidiary of National
                                          Bank of Canada, for purposes
                                          of Section 5


                                        By: /s/ Dan Shaw
                                            ------------------------------
                                        Title: Assistant Vice President
                                               ---------------------------




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